Exhibit 2.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:49 PM 09/30/2016
FILED 01:49 PM 09/30/2016
SR 20166017844 - File Number 6160761

AGREEMENT AND PLAN OF MERGER

AND REORGANIZATION INTO HOLDING COMPANY STRUCTURE

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION INTO HOLDING COMPANY STRUCTURE (this "Agreement"), is between Safe Lane Systems, Inc., a Delaware corporation ("SLS"), and SLS Industrial, Inc., a Delaware corporation that is a wholly-owned subsidiary of Safe Lane Systems, Inc. ("SLSI"), as constituent corporations, and Southeastern Holdings, Inc., a Delaware corporation that is another wholly-owned subsidiary of SLS ("Hold Co."), joins this Agreement, but Hold Co. is not a "constituent corporation."

WHEREAS, on the date hereof, SLS has authority to issue 500,000,000 shares of stock, $0.0001 par value per share, consisting of 450,000,000 common shares (the "SLS Common Stock") and 50,000,000 Preferred Shares (the "SLS Preferred Stock") $0.001 par value, authorized in two classes: A & B with 25.118,273 common shares issued and outstanding and 10,000,000 shares issued and outstanding of Class A Preferred Stock;

WHEREAS, on the date hereof, SLSI has authority to issue 500,000,000 shares of stock, $0.0001 par value per share, consisting of 450,000,000 common shares (the "SLSI Common Stock") and 50,000,000 Preferred. Shares (the "SLSI Preferred Stock") $0.00I par value, of which 1,000 shares of SLSI Common Stock are issued, outstanding and owned by SLS, and no shares of SLSI Preferred Shares of any class or series are issued and outstanding.

WHEREAS, on the date hereof, Hold Co. has authority to issue 500,000,000 shares of stock, $0.0001 par value per share, consisting of 450,000,000 common shares (the "Hold Co. Common. Stock") and 50,000,000 Preferred Shares (the "Hold Co. Preferred Stock") $0.001, of which 1,000 shares of Hold Co. Common Stock are issued, outstanding and owned by SLS, and no shares of Hold Co, Preferred Stock of any class or series are issued and outstanding;

WHEREAS, the respective Boards of Directors of SLS and Hold Co. have determined that it is advisable and in the best interests of each of such corporations that they reorganize into a holding company structure pursuant to Section 251(g) of the Delaware General Corporation Law, pursuant to a merger (the "Reorganization Merger") between SLS and SLSI in which SLSI would survive and become a wholly-owned subsidiary of Hold Co. by virtue of the conversion pursuant to the Reorganization Merger of each share of SLS Common Stock into a share of Hold Co. Common Stock;

WHEREAS, under the respective certificate of incorporation of SLS, as amended to date, and Hold Co, the SI,S Common Stock and the Class A and Class B Preferred Stock have the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Hold Co. Common Stock and the Class A and B Preferred Stock into which the issued and outstanding SLS Common Stock and Class A Preferred will be converted therefore pursuant to the Reorganization Merger (note: there is no Class B Preferred Stock outstanding);

WHEREAS, the certificate of incorporation and bylaws of Hold Co., as the holding company immediately following the Reorganization Merger, will contain provisions identical to the certificate of incorporation and bylaws of SLS, each as amended to date, immediately prior to the merger, other than such differences as are permitted by Section 251(g) of the Delaware General Corporation Law;

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WHEREAS, the certificate of incorporation of SLS, as amended to date, is identical to the certificate of incorporation of SLSI, immediately prior to the Reorganization Merger, other than such differences as are permitted by Section 251(g) of the Delaware General Corporation Law;

WHEREAS, the Boards of Directors of Hold Co., SLSI and SLS, as sole stockholder of each of Hold Co. and SLSI, have approved this Agreement;

WHEREAS, the Board of Directors of SLS has approved this Agreement, shareholder approval not being required pursuant to Section 251(g) of the Delaware General Corporation Law;

WHEREAS, the parties hereto intend that the Reorganization Merger contemplated by this Agreement shall constitute a tax-free reorganization pursuant to Section 368(a) (1) of the Internal Revenue Code;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, SLS and SLSI, as the constituent companies, and Hold Co., as the designated holding company, hereby agree as follows:

1. Succession.

(a)       Holding Company. At the Effective Time, by virtue of the transactions described in Sections 2 and 6, Hold Co. shall become the holding company of SLSI, the surviving corporation of the merger of SLS with and into SLSI pursuant to Section 251(g) (3) and (4) of the Delaware General Corporation Law.

(b)       Company Consolidation. At the Effective Time, the separate corporate existence of SLS shall cease, and SLSI shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of SLS, and SLSI shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of SLS, including, without limitation, all outstanding indebtedness of SLS, all in the manner and as more fully set forth in Sections 251(g) and 259 of the Delaware General Corporation Law.

2. Merger. Pursuant to the Reorganization Merger, SLS shall he merged with and into SLSI and SLSI shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Reorganization Merger shall become effective on August 13, 2016, after the filing of this Merger Agreement with the Secretary of State of the State of Delaware in accordance with Section 251(g) of the Delaware General Corporation Law, (the "Effective Time").

3. Certificate of Incorporation of the Surviving Corporation. The certificate of incorporation of SLSI which, as in effect immediately prior to the Effective Time, contains provision identical to the certificate of incorporation of SLS, as amended and in effect immediately prior to the Effective Time, shall continue in full force and effect as the certificate of incorporation of the Surviving Corporation, except as amended as set forth below, until further amended as provided therein and under the Delaware General Corporation Law.

(a)       A new Article Sixth shall be added to the certificate of incorporation of the Surviving Corporation, which reads as follows:

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"SIXTH. Any act or transaction by or involving the Corporation, other than the election or removal of directors, that requires for its adoption under the Delaware General Corporation Law or under this Certificate of Incorporation the approval of the Corporation's stockholders shall, pursuant to Section 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of the Corporation's holding company, Asiana Dragons, Inc., or any successor by merger, by the same vote as is required by the Delaware General Corporation Law and/or by the Certificate of Incorporation of the Corporation."

4. Directors. The directors of SLS immediately prior to the Effective Time are and shall remain the directors of the Surviving Corporation and Hold Co. immediately after the Effective Time, to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

5, Officers. The officers of SLS immediately preceding the Effective Time are and shall remain the officers of the Surviving Corporation and Hold. Co. immediately after the Effective Time, to serve at the pleasure of the board of directors of the respective corporations.

6. Conversion of Securities. At the Effective Time, by virtue of the Reorganization Merger and without any action on the part of the holder thereof;

(a)       each share of SLS Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and nonassessable share of Hold Co. Common Stock;

(b) each share of SLS Common Stock held in the treasury of SLS immediately prior to the Effective Time shall be cancelled arid retired;

(c)       each share, of Class A Preferred Stock of SLS issued and outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and non-assessable share of the Class A Preferred Stock of Hold Co.

(d)       each option, warrant, purchase right, unit or other security of SLS convertible into shares of SLS Common Stock shall become convertible into the same number of shares of Hold Co. Common Stock as the holder of such security would have received if the security had been converted into shares of SLS Common Stock immediately prior to the Effective Time, and Hold Co. shall reserve for purposes of the exercise of such options, warrants, purchase rights, units or other securities an equal number of shares of Hold Co. Common Stock as the number of shares of SLS Common Stock that SLS had reserved for issuance as of the moment immediately prior to the Effective Time; and

(e)       each share of SLSI Common Stock and each share of Hold Co. Common Stock issued and outstanding in the name of SLS immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of SLSI Common Stock and Hold Co, Common Stock, respectively.

7. Other Agreements to Issue Stock. At the Effective Time, Hold Co. shall assume any obligation of SLS to deliver or make available shares of SLS Common Stock under any agreement or employee benefit plan to which SLS is a party. Any reference to SLS Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to Hold Co. Common Stock and one share of Hold Co. Common Stock shall be issuable in lieu of each share of SLS Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

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8.       Hold Co. as Successor to SLS. It is the intent of the parties hereto, and the parties hereto shall ensure that Hold Co., as of the Effective Time, be deemed a "successor issuer" for purposes of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

9.       Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of SLS such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SLS, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of SLS or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

10.       Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of SLS Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Hold Co. Common Stock, as the case may be, into which the shares of SLS Common Stock represented by such certificates have been converted as herein provided (on a one for one basis) and shall be so registered on the books and records of Hold Co, and its transfer agent; provided that Hold Co. shall, following the Effective Time, cause its transfer agent to demand that the stockholders surrender the certificates which previously represented SLS Common Stock in exchange for new stock certificates representing shares of Hold Co. Common Stock. The registered owner of any previously outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Hold Co. or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Hold Co. Common Stock, as the case may be, evidenced by such outstanding certificate, as above provided.

11.       Amendment. The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Agreement prior to the Effective Time.

12.       Compliance with Section 251(g) of the Delaware General Corporation Law. Prior to the Effective Time, the parties hereto have taken all steps necessary to comply with Section 251(g) of the Delaware General Corporation Law, including without limitation, the following:

(a)       Certificate of Incorporation and. By-Laws of Surviving Corporation. At the Effective Time, the certificate of incorporation and by-laws of SLSI shall be and are in the identical form of the certificate of incorporation and bylaws of SLS, in each case as amended and in effect immediately prior to the Effective Time.

(b)       Directors and Officers of Surviving Corporation. At the Effective Time, the directors and officers of SLS immediately prior to the Effective Time shall be and are the directors and officers of SLSI, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the board of directors of SLSI.

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(c)       Filings. At or prior to the Effective Time, the Surviving Corporation shall cause a copy of this Agreement to be executed and filed with the Secretary of State of the State of Delaware. At or prior to the Effective Time, to the extent necessary to effectuate any amendments to the certificates of incorporation of the Surviving Corporation and Hold Co., contemplated by this Agreement, each of the Surviving Corporation and Hold Co. shall cause to be filed with the Secretary of State of the State of Delaware such certificates or documents required to give effect hereto and thereto.

13.        Termination. This Agreement may be terminated, and the Reorganization Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the Boards of Directors of SLSI and SLS, by action of the Board of Directors of SLS if it determines for any reason, in its sole judgment and discretion, that the consummation of the Reorganization Merger would be inadvisable or not in the best interests of SLS and its stockholders.

14.        Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

15.        Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

16.        Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

17.        Effective time. The Effective Time of this Agreement shall be September 30, 2016.

18.        The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

19.       A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations; its address is 1624 Market Street, Suite 201, Denver, Colorado 80202.

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IN WITNESS WHEREOF, SLS and SLSI, as constituent companies, have caused this Agreement and Plan of Merger and Reorganization into Holding Company Structure to be executed and delivered effective as of the date set forth herein, and Hold Co. has joined this Agreement as the newly designated holding company for purposes of carrying out the intent of this Agreement.

Safe Lane Systems, Inc. A Delaware corporation

/s/ Paul Dickman, President
Name: Paul Dickman
Title: President

SLS Industrial, Inc., a Delaware corporation

/s/ Paul Dickman, President
Name: Paul Dickman
Title: President

Southeastern Holdings, Inc., a Delaware corporation

/s/ Paul Dickman, President
Name: Paul Dickman
Title: President

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CERTIFICATE OF SECRETARY

OF

SAFE LANE SYSTEMS, INC.

I hereby certify that the Agreement and Plan of Merger and Reorganization into Holding Company Structure has been adopted pursuant to Section 251(g) of Delaware General Corporation Laws Act as applicable and that the Resolutions of the Board of Directors authorizing the Agreement and Plan of Merger and Reorganization into Holding Company Structure have been duly adopted by the Boards of Directors as applicable.

Safe Lane Systems, Inc. A Delaware Corporation
Dated 9/29/2016
/s/ Paul Dickman
Name:Paul Dickman
Title: Secretary

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CERTIFICATE OF SECRETARY

OF

SLS Industrial, INC.

I hereby certify that the Agreement and Plan of Merger and Reorganization into Holding Company Structure has been adopted pursuant to Section 251(g) of Delaware General Corporation Laws Act as applicable and that the Resolutions of the Board of Directors authorizing the Agreement and Plan of Merger and Reorganization into Holding Company Structure have been duly adopted by the Boards of Directors as applicable.

SLS Industrial, Inc. A Delaware Corporation
Dated 9/29/2016
/s/ Paul Dickman
Name:Paul Dickman
Title: Secretary

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